SCHEDULE 14A
RULE 14a-101
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under Rule 14a-12

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

April 12, 2001

Dear Stockholders:

      You are cordially invited to attend Starwood’s Annual Meeting of Stockholders, which is being held on Friday, May 18, 2001, at 10:00 a.m. (local time), at the Sheraton New York Hotel & Towers, 811 Seventh Avenue, New York, New York 10019.

      At this year’s Annual Meeting, you will be asked to elect four directors and to ratify the reappointment of Arthur Andersen LLP as Starwood’s independent auditors for 2001. In addition, a stockholder has submitted a proposal to be considered by you.

      Your vote is important. Whether you plan to attend the meeting or not, please complete, sign and return the enclosed proxy card promptly or authorize a proxy by telephone or over the Internet. If you decide to attend the meeting, you will of course be able to vote in person, even if you have previously submitted your proxy.

      We appreciate your continued support and interest in the Company.

Very truly yours,

Barry S. Sternlicht
Chairman and Chief Executive Officer

NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 18, 2001

TIME:	10:00 A.M. (local time)

PLACE:	Sheraton New York Hotel & Towers 811 Seventh Avenue New York, New York 10019

ITEMS OF BUSINESS:	1. To elect four Directors for a term of three years.
2. To ratify the reappointment of Arthur Andersen LLP as the Company’s independent auditors for 2001.
3. To vote on a stockholder proposal, if properly presented at the meeting, to declassify the Board of Directors.
4. To transact such other business as may properly come before the meeting.

RECORD DATE:	Holders of record of the Company’s stock at the close of business on March 29, 2001 are entitled to vote at the meeting.

ANNUAL REPORT:	The Company’s 2000 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING:	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. Most stockholders can authorize a proxy over the Internet or by telephone. If Internet or telephone authorization is available to you, instructions are printed on the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. Your promptness will assist us in avoiding additional solicitation costs.

Kenneth S. Siegel
Corporate Secretary

April 12, 2001

White Plains, New York

WHO CAN HELP ANSWER YOUR QUESTIONS

      If you have any questions about the Annual Meeting, you should contact:

Starwood Hotels & Resorts Worldwide, Inc.

777 Westchester Avenue
White Plains, New York 10604
Attention: Corporate Affairs
Phone Number: (914) 640-8100

      If you would like additional copies of this Proxy Statement, or if you have questions about the Annual Meeting or need assistance in voting your shares, you should contact:

D.F. King & Co., Inc.

77 Water Street
New York, New York 10005
Phone Number: (800) 758-5880 (toll-free)

PROXY STATEMENT

THE ANNUAL MEETING

      Starwood Hotels & Resorts Worldwide, Inc. (the “Company” or “Starwood”) is furnishing this Proxy Statement to its stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) for use at the Company’s 2001 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement and accompanying form of proxy are first being sent or given to stockholders on or about April 12, 2001.

Date, Time and Place

      The Annual Meeting will be held on May 18, 2001 at 10:00 a.m. (local time), at the Sheraton New York Hotel & Towers, 811 Seventh Avenue (located between 52nd Street and 53rd Street), New York, New York 10019.

Matters to be Considered

      At the Annual Meeting, the stockholders of the Company will consider and vote upon:

1.	Election of four Directors to the Board of Directors for a three-year term;

2.	Ratification of the reappointment of Arthur Andersen LLP as the Company’s independent auditors;

3.	Voting on a stockholder proposal, if properly presented at the Annual Meeting, to declassify the Board of Directors; and

4.	Such other business as may properly come before the Annual Meeting.

      The Board is not aware of any matter that will be presented at the Annual Meeting other than as described above. If any other matter is presented at the Annual Meeting, the persons named as proxies on the enclosed proxy card will, in the absence of stockholder instructions to the contrary, vote the shares for which such persons have voting authority in accordance with their best judgment on such matter.

Voting Rights; Vote Required

      The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 29, 2001 (the “Record Date”). On the Record Date, 197,768,218 shares of common stock of the Company (“Company Shares”) were outstanding and entitled to vote at the Annual Meeting. On the Record Date, there were approximately 26,000 record holders of Company Shares. The Company Shares are the only outstanding class of voting securities of the Company. Each stockholder of the Company will be entitled to one vote for each Company Share held of record by such stockholder on the Record Date on each matter that is properly submitted to a vote at the Annual Meeting. Stockholders of the Company do not have the right to cumulate votes in the election of Directors.

      A majority of the outstanding Company Shares entitled to vote must be present at the Annual Meeting, either in person or by properly completed proxy, in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

      Directors are elected by a plurality of the votes actually cast. Ratification of the reappointment of Arthur Andersen LLP as the Company’s independent auditors and approval of the stockholder proposal each require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting. Accordingly, Company Shares that are not voted with respect to the election of Directors, the reappointment of auditors or the stockholder proposal will not have any effect on the outcome of such matters.

Proxies

      Each Company Share represented by a properly executed written proxy or properly completed proxy submitted by telephone or over the Internet will be voted at the Annual Meeting in accordance with the stockholder’s instructions specified in the proxy, unless such proxy previously has been revoked. If no instructions are specified, such Company Shares will be voted FOR the election of each of the nominees for

Director named herein, FOR ratification of the reappointment of Arthur Andersen LLP as the Company’s independent auditors and AGAINST the stockholder proposal described below.

      Stockholders may vote in person at the Annual Meeting or by proxy. There are three ways to authorize a proxy:

By Telephone:	By calling toll-free 1-800-840-1208 and following the instructions on the proxy card.

By Internet:	By following the instructions on the proxy card.

By Mail:	By signing, dating and mailing the enclosed proxy card.

      If you authorize a proxy by telephone or the Internet, you should not return your proxy card.

      If a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Board believes that the Annual Meeting should be adjourned, the Annual Meeting may be adjourned by the stockholders entitled to vote thereat present in person or by proxy. If the Board proposes to adjourn the Annual Meeting, the persons named as proxies on the enclosed proxy card will have discretion to vote on such adjournment all Company Shares for which such persons have voting authority. It is intended that such persons will vote on any such matter in accordance with the recommendations of the Board.

      A stockholder of the Company may revoke a proxy at any time prior to exercise of such proxy by (i) filing with the Corporate Secretary of the Company an instrument of revocation bearing a date later than the date of the proxy, (ii) properly executing a new proxy with a later date relating to the same Company Shares and delivering such proxy to the Corporate Secretary of the Company, (iii) using the telephone or Internet as instructed on the proxy card or (iv) attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. Any instrument of revocation should be sent to: Starwood Hotels & Resorts Worldwide, Inc., 777 Westchester Avenue, White Plains, New York 10604, Attention: Corporate Secretary.

      If you participate in the Company’s Savings and Retirement Plan (the “Plan”) and have contributions invested in Company Shares, the proxy will serve as a voting instruction for the trustee of the Plan. You must return your proxy card to the trustee or authorize a proxy by telephone or Internet on or prior to May 14, 2001. If your proxy card is not received by the trustee before that date or if you sign and return your proxy card without instructions marked in the boxes, the trustee will vote your Company Shares in the same proportion as other Company Shares held in the Plan for which the trustee received timely instructions.

      If you are an employee of the Company and hold shares of restricted stock, you may only vote those shares by completing a proxy card and sending it by mail. You will not have access to telephone or Internet proxy authorization for such restricted shares.

ELECTION OF DIRECTORS

      The Board is divided into three classes. One class is elected at each annual meeting of stockholders to serve for a three-year term and until successor Directors are duly elected and qualified.

      At the Annual Meeting, the terms of six Directors are expiring. Four Directors have been nominated for election at the Annual Meeting and two Directors are retiring. Each Director nominated for election at the Annual Meeting would, upon election, serve as a Director of the Company for a three-year term expiring in 2004 and until a successor Director is duly elected and qualified. Other Directors are not up for election this year and will continue in office for the remainder of their terms.

      Madison F. Grose and Earle F. Jones, whose terms are expiring this year, will not be standing for reelection at the Annual Meeting. The Company would like to thank Messrs. Grose and Jones for their long and faithful service on the Board.

      If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of Directors to be elected at the meeting.

Directors Nominated this Year for Terms Expiring in 2004

      Eric Hippeau, 49, has been President and Executive Managing Director of Softbank Corp., an Internet venture capital firm, since March 2000. Mr. Hippeau served as Chairman and Chief Executive Officer of Ziff-Davis Inc., an integrated media and marketing company, from 1993 to March 2000 and held various other positions with Ziff-Davis from 1989 to 1993. Mr. Hippeau is a member of the board of directors of CNET Networks, Inc., Asia Global Crossing Ltd., Global Crossing Ltd., Key 3 Media Group, Inc. and Yahoo! Inc. Mr. Hippeau has been a Director of the Company and a Trustee of Starwood Hotels & Resorts, a real estate investment trust and a subsidiary of the Company (the “Trust”), since April 1999.

      George J. Mitchell, 67, has been Special Counsel to the law firm of Verner, Liipfert, Bernhard, McPherson and Hand since January 1995. He served as a United States Senator from January 1980 to January 1995, and was the Senate Majority Leader from 1989 to 1995. From 1995 to 1997, Senator Mitchell served as the Special Advisor to the President of the United States on economic initiatives in Ireland. At the request of the British and Irish Governments, he served as Chairman of the peace negotiations in Northern Ireland. Senator Mitchell serves as a director of The Walt Disney Company, Federal Express Corporation, Xerox Corporation, UNUM Provident Corp., Casella Waste Systems, Inc., Unilever N.V. and Staples, Inc. In addition, Senator Mitchell serves as President of the Economic Club of Washington. Senator Mitchell has been a Director of the Company since April 1999 and a Trustee of the Trust since November 1997.

      Daniel W. Yih, 42, has been a Principal, Portfolio Management, with GTCR Golder Rauner, LLC, a venture capital firm, since March 2000. From June 1995 until March 2000, Mr. Yih was a general partner of Chilmark Partners, L.P., an investment advisory firm. Mr. Yih is a director of US Aggregates, Inc. and Esquire Communications, Ltd. Mr. Yih has been a Director of the Company since August 1995 and a Trustee of the Trust since April 1999.

      Dr. Kneeland C. Youngblood, 45, has been a managing partner of Pharos Capital Group, L.L.C., a private equity fund focused on technology companies, business service companies and health care companies, since January 1998. From July 1985 to December 1997 he was in private medical practice. Dr. Youngblood is a director of the American Advantage Funds, a mutual fund company managed by AMR Investments, an investment affiliate of American Airlines. He is a member of the Council on Foreign Relations and is a graduate of Princeton University and the University of Texas, Southwestern Medical School. Dr. Youngblood has been a Director of the Company and a Trustee of the Trust since April 2001.

      The Board unanimously recommends a vote FOR election of these nominees.

Directors with Terms Expiring in 2002

      Bruce W. Duncan, 49, is currently a private investor. From December 1995 until March 2000 Mr. Duncan served as Chairman, President and Chief Executive Officer of The Cadillac Fairview Corporation Limited, a real estate operating company. Mr. Duncan is a trustee of Amresco Capital Trust and a member of the Partnership Committee of the Rubenstein Company, L.P., a real estate operating company focused on office properties in the mid-atlantic region. In addition, Mr. Duncan is a member of the Urban Land Institute and a member and past trustee of the International Council of Shopping Centres. Mr. Duncan has been a Director of the Company since April 1999 and a Trustee of the Trust since August 1995.

      Stephen R. Quazzo, 41, has been the Managing Director, Chief Executive Officer and co-founder of Transwestern Investment Company, L.L.C., a real estate principal investment firm, since March 1996. From April 1991 to March 1996, Mr. Quazzo was President of Equity Institutional Investors, Inc., a subsidiary of Equity Group Investments, Inc., a Chicago-based holding company controlled by Samuel Zell. Mr. Quazzo is an advisory board member of City Year Chicago. Mr. Quazzo has been a Director of the Company since April 1999 and a Trustee of the Trust since August 1995.

      Daniel H. Stern, 40, has been the President of Reservoir Capital Group, L.L.C., a New York-based investment management firm, since July 1997. From December 1992 to July 1997, Mr. Stern was President of Ziff Brothers Investments, L.L.C., a diversified investment management firm. Mr. Stern is also a trustee of the Big Apple Circus and the Lincoln Center Film Society. Mr. Stern was a Trustee of the Trust from August 1995 to November 1997. Mr. Stern has been a Director of the Company since November 1997 and a Trustee of the Trust since April 1999.

      Raymond S. Troubh, 74, is a financial consultant and a former Governor of the American Stock Exchange. He was also a general partner of Lazard Frères & Co., an investment banking firm. Mr. Troubh is a director of ARIAD Pharmaceuticals, Inc., Diamond Offshore Drilling, Inc., General American Investors Co., Inc., Gentiva Health Services, Inc., Health Net, Inc., Triarc Companies, Inc. and WHX Corp. and is a trustee of Corporate Renaissance Group Liquidating Trust, MicroCap Liquidating Trust and Petrie Stores Liquidating Trust. Mr. Troubh has been a Director of the Company since April 1999 and a Trustee of the Trust since April 1998.

Directors with Terms Expiring in 2003

      Jean-Marc Chapus, 41, has been Managing Director and Portfolio Manager of Trust Company of the West, an investment consulting firm, and President of TCW/ Crescent Mezzanine L.L.C., a private investment fund, since March 1995. Mr. Chapus is currently a member of the Board of Directors of Magnequench International, Inc., Auto Town, Inc. and Petco Animal Supplies, Inc. Mr. Chapus has been a Director of the Company since April 1999 and a Trustee of the Trust since November 1997. Mr. Chapus was also a Director of the Company from August 1995 to November 1997.

      Thomas O. Ryder, 56, has been Chairman of the Board and Chief Executive Officer and a Director of Reader’s Digest Association, Inc. since April 1998. Mr. Ryder was President, American Express Travel Related Services International, a division of American Express Company, which provides travel, financial and network services, from October 1995 to April 1998. Before October 1995, he served as President, Establishment Services — Worldwide of American Express Travel Related Services. Mr. Ryder has been a Director of the Company and a Trustee of the Trust since April 2001.

      Barry S. Sternlicht, 40, has been the Chairman and Chief Executive Officer of the Company since September 1997 and January 1999, respectively. Mr. Sternlicht has served as Chairman and Chief Executive Officer of the Trust since January 1995. Mr. Sternlicht also has been the President and Chief Executive Officer of Starwood Capital Group, L.L.C. (“Starwood Capital”) and its predecessor entities since its formation in 1991. Mr. Sternlicht was Chief Executive Officer of iStar Financial, Inc. (“iStar”), a mortgage real estate investment trust, from September 1996 to November 1997 and served as the Chairman of the Board of Directors of iStar from September 1996 to April 2000. Mr. Sternlicht has been a Director (or Trustee, as applicable) of iStar since September 1996. Mr. Sternlicht is a member of the Urban Land Institute and is a member of the Board of Directors of the Juvenile Diabetes Research Foundation, World Travel & Tourism Council, Council for the United States and Italy and the Center for Christian and Jewish Understanding and HealthMarket.com. He is a member of the Young Presidents Organization and is on the Board of Directors of Junior Achievement for Fairfield County, Connecticut, Council of Foreign Relations, Organization for Corporate Philanthropy and serves on the Board of Trustees of Thirteen/ WNET. Mr. Sternlicht has been a Director of the Company and a Trustee of the Trust since December 1994.

Board Meetings and Committees

      The Board of Directors held eight meetings during 2000. In addition to meetings of the full Board, Directors attended meetings of individual Board committees. Each Director attended at least 75% of the total number of meetings of the full Board and committees on which they serve except Messrs. Hippeau and Mitchell.

      The Board has established Executive, Audit, Compensation and Option, Corporate Governance and Nominating Committees, the principal functions of which are described below.

      Executive Committee. To the extent permitted by law, the Executive Committee is authorized to exercise the power of the Board with respect to the management of the business and affairs of the Company between meetings of the Board, except that the Executive Committee may not authorize dividends on stock, issue stock except in the limited circumstances permitted by statute, recommend to the stockholders any action which requires stockholder approval, amend the Company’s Bylaws or approve any merger or share exchange. During 2000, the Executive Committee of the Company met frequently on an informal basis. The Executive Committee was comprised of Messrs. Sternlicht and, until his resignation, Jonathan D. Eilian. The Board intends to appoint Mr. Eilian’s successor at or prior to the Annual Meeting.

      Audit Committee. The Audit Committee provides oversight regarding accounting, auditing and financial reporting practices of the Company. The Audit Committee selects, subject to the approval of the Board, the firm of independent public accountants to serve as auditors with whom it discusses the scope and results of their audit. The Audit Committee also discusses with the independent public accountants and with management, financial accounting and reporting principles, policies and practices and the adequacy of the Company’s accounting, financial and operating controls. Each member of the Audit Committee is independent as defined by The New York Stock Exchange, Inc. (the “NYSE”) listing standards. The Audit Committee met nine times during 2000. The Audit Committee is currently comprised of Messrs. Yih (chairman), Jones and Quazzo.

      Compensation and Option Committee. The Compensation and Option Committee makes recommendations to the Board with respect to the salaries and other compensation to be paid to the Company’s executive officers and administers the Company’s employee benefits plans, including the Company’s Long-Term Incentive Plan (the “1999 LTIP”). The Compensation and Option Committee met nine times during 2000. The Compensation and Option Committee is currently comprised of Messrs. Hippeau (chairman), Duncan and Troubh.

      Corporate Governance Committee. The Corporate Governance Committee was established in April 2001 to oversee compliance with the Company’s corporate governance standards. These activities were previously performed by the Audit Committee. The Corporate Governance Committee assists in the establishment of the Company’s corporate governance policies that govern such things as potential conflicts of interest. It reviews, analyzes, advises and makes recommendations to the Board with respect to situations, opportunities, relationships and transactions that are governed by such policies, such as opportunities in which a Director has a personal interest. The Corporate Governance Committee is currently comprised of Senator Mitchell (chairman) and Messrs. Ryder and Youngblood.

      Nominating Committee. The Nominating Committee is responsible for soliciting recommendations for candidates for the Board of Directors; recommending Directors for service on Board committees; developing and reviewing background information for candidates; making recommendations to the Board regarding such candidates; and reviewing and making recommendations to the Board with respect to candidates for directors proposed by stockholders. The Nominating Committee will consider suggestions from stockholders regarding possible director candidates. These suggestions, together with appropriate biographical information, should be submitted to the Corporate Secretary of the Company. The Nominating Committee met eight times during 2000. It is currently comprised of Messrs. Duncan (chairman) and Chapus and Senator Mitchell.

      The Company provides a comprehensive orientation for all new Directors. It includes a corporate overview, one-on-one meetings with senior management and an orientation meeting. In addition, all Directors are provided with written materials providing information on the Company’s business.

Compensation of Directors

      Directors of the Company who are employees of the Company receive no fees for their services as Directors. Non-employee Directors receive separate compensation for their service. That compensation includes:

Annual Fee:	$50,000 per Director, payable in four equal installments of Company Shares and class B shares of beneficial interest (“Class B Shares”) of the Trust that are attached and traded together (collectively, the “Shares”) (based on the market value of a Share on the preceding December 31). A Director may elect to receive up to one half of the Annual Fee in cash and may defer (at an annual interest rate of LIBOR plus 1 1/2% for deferred cash amounts) any or all of the Annual Fee.

Attendance Fees:	$750 for each Board meeting ($500 in the case of a telephonic meeting). $500 for each Committee meeting ($1,000 for the chairman of a Committee). Expenses related to attendance.

Options:	Annual grants of options for 4,500 Shares under the 1999 LTIP.

Starwood Preferred Guest® Program(1) Points:	Annual grants of 250,000 Starwood Preferred Guest Points.

(1)	The Starwood Preferred Guest Program is the Company’s loyalty program under which points are redeemable for hotel stays and other goods and services offered under the program.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that Directors and executive officers of the Company, and persons who own more than 10 percent of the outstanding Shares, file with the Securities and Exchange Commission (the “SEC”) (and provide a copy to the Company) certain reports relating to their ownership of Shares and other equity securities of the Company.

      To the Company’s knowledge, based solely on a review of the copies of these reports furnished to the Company for the fiscal year ended December 31, 2000, and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its Directors, executive officers and greater than 10 percent beneficial owners were complied with for the most recent fiscal year, except that Messrs. Eilian (a former Director of the Company) and Grose each failed to timely file one Form 4 with respect to one transaction; Mr. Goldman failed to timely file two Forms 4 with respect to two transactions; and Mr. Cotter failed to timely file a Form 3 and one Form 4 with respect to one transaction. The Directors who have elected to defer receipt of their directors’ fees failed to report on Forms 5 receipt of phantom stock units as a result of such elections, the number of such late filings being three for each of Messrs. Eilian and Yih, and one for each of Messrs. Duncan, Hippeau, Mitchell and Troubh.

RATIFICATION OF REAPPOINTMENT OF INDEPENDENT AUDITORS

      Upon the recommendation of the Audit Committee, the Board has reappointed Arthur Andersen LLP as the Company’s independent auditors for 2001 and is requesting ratification of such reappointment by the stockholders. Arthur Andersen LLP has examined the financial statements of the Company each fiscal year since 1998 and, prior to the Company’s acquisition of ITT Corporation (“ITT”) in 1998, Arthur Andersen LLP had been ITT’s long-time independent auditors.

      If this proposal to reappoint Arthur Andersen LLP is defeated, the adverse vote will be considered as a direction to the Board to select other independent auditors for the 2002 fiscal year. However, because of the difficulty and expense of making any substitution of independent auditors after the beginning of a fiscal period, it is contemplated that the reappointment for 2001 will be permitted to stand unless the Board finds other reasons for making a change.

      During 2000, Arthur Andersen LLP performed recurring audit services, including the examination of annual financial statements, limited reviews of quarterly financial information and certain statutory audits of hotel properties and audits of benefits plans. Arthur Andersen LLP also performed services for the Company in other business areas during 2000, including tax and accounting related services.

      Representatives of Arthur Andersen LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

      The Board unanimously recommends a vote FOR ratification of the reappointment of Arthur Andersen LLP as the Company’s independent auditors.

STOCKHOLDER PROPOSAL: DISCONTINUANCE OF THE CLASSIFIED BOARD

      Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington D.C., 20037, owning of record 200 Shares, has given notice that she intends to present at the Annual Meeting the following resolution:

“RESOLVED: That the stockholders of Starwood recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.”

“REASONS: Until recently, directors of Starwood were elected annually by all shareholders.”

“The great majority of New York Stock Exchange listed corporations elect all of their directors each year.”

“This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.”

“Last year the owners of 88,066,970 shares, representing approximately 61.2% of shares voting, voted FOR this proposal.”

“If you AGREE, please mark your proxy FOR this resolution.”

The Board unanimously recommends a vote AGAINST approval of this proposal.

      After careful consideration, and for the reasons set forth below, the Board believes that board classification continues to serve the best interests of the Company and the stockholders.

      The Company’s Board is divided into three classes with directors elected to staggered terms. This classified structure has been in place since January 1995 and has been and continues to be an integral part of the Company’s overall governance structure. This Board structure has been disclosed (i) to investors who have purchased or considered purchasing Starwood’s equity in private placements and public offerings, (ii) in Starwood’s annual proxy statements, and (iii) to the stockholders of ITT and Westin Hotel Company when they voted to approve Starwood’s acquisitions of their companies. In addition, when the restructuring of the Company (the “Restructuring”) was approved in January 1999, holders of more than 74% of the Company’s voting securities voted to approve the Restructuring, including an amendment and restatement of the Company’s Articles of Incorporation. Those Articles of Incorporation, which were described in detail and included in full in the proxy statement relating to the Restructuring, retained the Board’s classified structure.

      Classified boards of directors are common among large public corporations. In fact, the majority of corporations included in the S&P 500, which Starwood joined in 2000, currently have classified boards of directors.

      The election of directors by classes enhances the likelihood of continuity and stability of the Board and its policies thereby facilitating the mid- and long-range planning of our business. Generally, with a classified board, a majority of the Board will have experience serving as directors of the Company. The ability to build on this experience better positions the Board to make fundamental decisions that are best for the Company and its stockholders. In addition, the annual election of one-third of the Board helps to prevent abrupt changes in corporate policies that might result if the entire Board were elected annually.

      When directors are elected by classes, a change in the composition of a majority of the Board normally requires at least two annual stockholder meetings, instead of one. Having a majority of the Board remain constant over this period encourages any person seeking to acquire control of Starwood to initiate that action through arm’s length negotiations with management and the Board. A Board whose majority is made up of members with an historical perspective of the Company is in a better position to negotiate a transaction that is fair to all stockholders. Our classified Board reduces Starwood’s vulnerability to certain potentially abusive takeover tactics. The Board structure does not preclude unsolicited acquisition proposals and, by eliminating the threat of imminent removal, the incumbent Board is positioned to act to maximize the value to you of a potential acquisition.

      The Board believes that the concerns raised by Mrs. Davis regarding director accountability to stockholders can be effectively addressed without destroying the benefits of staggered elections. As part of their fiduciary duties mandated by Maryland law, Directors are fully accountable to stockholders regardless of whether one-third or the entire board is elected annually. As described elsewhere in this Proxy Statement, the Board has adopted a number of policies to assure that a substantial majority of the Board is and remains comprised of “independent” directors and that the Company’s oversight committees, including Audit, Nominating, Compensation and Option and Corporate Governance, are comprised only of independent directors. The Board believes that this combination of accountability and independence is far more effective in achieving Mrs. Davis’ objectives than eliminating staggered terms.

      In short, the Board continues to believe that the classified system is advantageous to Starwood and to you and recommends a vote AGAINST this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

      The following tables show the number of Shares “beneficially owned” by each of the Directors, the executive officers and all Directors and executive officers of the Company as a group, at January 31, 2001, and all persons known to the Company to be the beneficial owners of more than 5% of the outstanding Shares on December 29, 2000, the last trading day in 2000. “Beneficial ownership” includes Shares a stockholder has the power to vote or the power to transfer, and also includes stock options and other derivative securities that were exercisable at that date, or as of that date will become exercisable within 60 days thereafter. In the case of holdings of Directors and executive officers, percentages are based upon the number of Shares outstanding at January 31, 2001, plus, where applicable, the number of Shares that the indicated person had a right to acquire within 60 days of such date. The information in the tables is based upon information provided by each Director and executive officer and, in the case of the beneficial owners of more than 5% of the outstanding Shares, the information is based upon Schedules 13G filed with the SEC.

Certain Beneficial Owners

	Amount and Nature	Percent
Name and Address of Beneficial Owner	of Beneficial Ownership	of Class

FMR Corp.	15,103,533	7.82	%(1)
82 Devonshire Street
Boston, Massachusetts 02109

Legg Mason, Inc.	13,403,916	6.92	%(2)
100 Light Street
Baltimore, Maryland 21202

(1)	Based on information contained in a Schedule 13G, dated February 14, 2001 (the “Fidelity Schedule 13G”), filed with respect to the Company, 14,429,344 Shares are held by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. (“FMR”); 666,849 Shares are held by Fidelity Management Trust Company (“Fidelity 2”), a wholly-owned subsidiary of FMR, as a result of Fidelity acting as investment adviser to various investment companies and Fidelity 2 serving as investment manager of certain institutional accounts; and 7,340 Shares are held by Fidelity International Limited and other foreign based subsidiaries of FMR (collectively, “FIL”). According to the Fidelity Schedule 13G, FMR and Edward C. Johnson 3d, Chairman of FMR, each have sole voting power with respect to 666,849 Shares and dispositive power with respect to 14,429,344 Shares and FIL has sole power to vote and sole dispositive power with respect to 7,340 Shares. Based on additional information contained in the Fidelity Schedule 13G, the Company believes that various persons have the right to receive or the power to direct the receipt of dividends from, or proceeds from the sale of, the Shares held by FMR, and that no one person’s interest in such Shares is more than five percent of the total outstanding Shares as of February 14, 2001. Also, pursuant to the Fidelity Schedule 13G, through ownership of voting common stock and the execution of a certain stockholder’s voting agreement, members of the Edward C. Johnson 3d family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(2)	Based on information contained in a Schedule 13G, dated January 10, 2001 (the “Legg Mason Schedule 13G”) filed with respect to the Company, the following subsidiaries of Legg Mason, Inc. hold the following numbers of Shares: (i) Bartlett & Co. holds 1,468 Shares as investment adviser with discretion, (ii) Legg Mason Capital Management, Inc. holds 3,249,022 Shares as investment adviser with discretion, (iii) Legg Mason Trust, fsb holds 5,437 Shares as investment adviser with discretion, and (iv) Legg Mason Wood Walker, Inc. holds 49,079 Shares as investment adviser and broker-dealer with discretion. According to the Legg Mason Schedule 13G, each such subsidiary has shared voting power and shared dispositive power with respect to Shares it holds, except that Legg Mason Funds Management, Inc. has sole voting power with respect to the 10,098,910 Shares it holds.

Directors and Executive Officers of the Company

	Amount and Nature		Percent
Name of Beneficial Owner	of Beneficial Ownership		of Class(1)

Ronald C. Brown	302,368	(2)	(3)

Jean-Marc Chapus	45,480	(2)	(3)

Robert F. Cotter	385,822	(2)(4)	(3)

Bruce W. Duncan	83,999	(2)(5)	(3)

Steven R. Goldman	417,381	(2)(6)	(3)

Madison F. Grose	371,039	(2)(7)	(3)

Eric Hippeau	9,949	(2)	(3)

Earle F. Jones	50,994	(2)(8)	(3)

George J. Mitchell	16,410	(2)	(3)

David K. Norton	—		(3)

Stephen R. Quazzo	48,127	(2)(9)	(3)

Thomas O. Ryder	—		(3)

Daniel H. Stern	154,462	(2)	(3)

Barry S. Sternlicht	7,414,221	(2)(10)	3.40%

Raymond S. Troubh	24,535	(2)	(3)

Daniel W. Yih	36,000	(2)	(3)

Kneeland C. Youngblood	—		(3)

Jonathan D. Eilian	151,961	(2)(11)	(3)

All Directors, Trustees and current executive officers as a group (17 persons)	9,360,787	(12)	4.29%

(1)	Based on the number of Shares outstanding on January 31, 2001 and Shares issuable on exercise of options exercisable within 60 days from January 31, 2001 or on exchange of class A exchangeable preferred shares of the Trust (“Class A EPS”), class B exchangeable preferred shares of the Trust (“Class B EPS”), limited partnership units (“Partnership Units”) of SLC Operating Limited Partnership (“Operating Partnership”) or SLT Realty Limited Partnership (“Realty Partnership”) for Shares.

(2)	Includes Shares subject to presently exercisable options and options and restricted Shares that will become exercisable or vest within 60 days of January 31, 2001, as follows: 296,062 for Mr. Brown; 375,822 for Mr. Cotter; 36,000 for Messrs. Chapus, Duncan, Quazzo, Stern and Yih; 133,500 for Mr. Eilian; 377,062 for Mr. Goldman; 176,834 for Mr. Grose; 9,949 for Mr. Hippeau; 27,000 for Mr. Jones; 16,410 for Senator Mitchell; 5,841,756 for Mr. Sternlicht; and 14,535 for Mr. Troubh.

(3)	Less than 1%.

(4)	Includes 10,000 Shares held by The Robert F. Cotter Revocable Trust of which Mr. Cotter is a Trustee and beneficiary.

(5)	Includes 47,999 Shares held by The Bruce W. Duncan Revocable Trust of which Mr. Duncan is a Trustee and beneficiary.

(6)	Includes Shares subject to presently exercisable options as described in footnote (2) above, Class A EPS and Class B EPS that are exchangeable for an aggregate of 356 Shares and Partnership Units that are exchangeable for an aggregate of 11,985 Shares.

(7)	Includes Shares subject to presently exercisable options as described in footnote (2) above, Class A EPS and Class B EPS that are exchangeable for an aggregate of 3,240 Shares and Partnership Units that are exchangeable for an aggregate of 45,084 Shares. This amount also includes Class A EPS and Class B EPS that are exchangeable for an aggregate of 28,002 Shares and Partnership Units that are exchangeable for an aggregate of 27,786 Shares, all owned by Mr. Grose’s spouse. Also included in this amount are Class A EPS and Class B EPS that are exchangeable for 28,070 Shares and Partnership Units that are exchangeable for 37,000 Shares owned indirectly through a trust created by Mr. Grose. Mr. Grose disclaims beneficial ownership of all securities held by the trust and his spouse.

(8)	Includes 21,249 Shares held by Jones Investment LP in which Mr. Jones and his spouse each hold a 1% general partnership interest. A 98% limited partnership interest is held by The Irene T. Jones Charitable Lead Annuity Trust.

(9)	Includes Shares subject to presently exercisable options as described in footnote (2) above. Also includes 13,894 Shares held by a trust of which Mr. Quazzo is settlor and over which he shares investment control, and 397 Shares owned by a trust of which Mr. Quazzo’s wife is settlor and over which she exercises some investment control.

(10)	Mr. Sternlicht may be deemed to beneficially own, directly or indirectly through entities controlled by him, 270,226 Shares and may be deemed to have either sole or shared power to vote and dispose of such Shares. Mr. Sternlicht holds, directly or through trusts created by him for the benefit of members of his family, Class A EPS and Class B EPS that are exchangeable for an aggregate of 437,975 Shares, and Partnership Units that are exchangeable for an aggregate of 864,264 Shares. Mr. Sternlicht has disclaimed beneficial ownership of all such Shares, Class A EPS, Class B EPS and Partnership Units except to the extent of his actual pecuniary interest therein.

(11)	Includes Shares subject to presently exercisable options as described in footnote (2) above, Class A EPS and Class B EPS that are exchangeable for an aggregate of 973 Shares and Partnership Units that are exchangeable for an aggregate of 14,000 Shares.

(12)	This amount excludes the Shares held by Mr. Eilian who was not a Director of the Company at the time of this Proxy Statement.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

      The Summary Compensation Table below shows the compensation for Starwood’s past three fiscal years for the Chief Executive Officer of the Company and for the four other executive officers of the Company who were serving as executive officers on December 29, 2000, the last trading day in 2000. In prior years, the Joint Proxy Statement of Starwood included separate Summary Compensation Tables for the Company and the Trust. However, since the Restructuring, pursuant to which the Trust became a subsidiary of the Company, Starwood believes that it is more appropriate to provide a single Summary Compensation Table for Starwood as a whole. The Restructuring has been treated as an amalgamation of companies for purposes of reporting executive compensation in this Proxy Statement, and, accordingly, the reporting of executive compensation herein has been made on a combined basis, taking into account both the Company and the Trust before the Restructuring.

Summary Compensation Table

				Long-Term Compensation

		Annual Compensation				Securities
Name and				Restricted Stock		Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Award(s)($)(1)		Options(#)(2)	Compensation($)

Barry S. Sternlicht	2000	1,000,008	3,437,500	1,080,624	(4)	1,500,000	189,851	(6)
Chairman and Chief	1999	1,000,008	1,237,500	549,999	(3)	1,500,000	148,908	(6)
Executive Officer	1998	1,000,008	3,500,000	–0–		2,500,000 (5)	2,551,826	(7)

Robert F. Cotter(12)	2000	587,564	675,000	244,237	(4)	591,400	275,344	(8)
Chief Operating Officer

Ronald C. Brown	2000	437,748	506,925	154,606	(4)	120,000	36,499	(9)
Executive Vice President and	1999	399,998	608,175	99,975	(3)	90,000	131,091	(9)
Chief Financial Officer	1998	316,671	675,000	–0–		140,000	455,813	(9)

David K. Norton(12)	2000	216,667	281,250	124,679	(4)	125,000	221,492	(10)
Executive Vice President,
Human Resources

Steven R. Goldman	2000	354,279	447,750	124,679	(4)	110,000	57,236	(11)
Executive Vice President,	1999	339,769	316,500	99,975	(3)	90,000	57,236	(11)
Acquisitions and Development	1998	316,671	600,000	–0–		140,000	873,415	(11)

(1)	Value is calculated by multiplying the number of Shares by the closing market price of the Shares on the date of grant. Dividends are paid to the holders of such restricted stock awards.

(2)	For details regarding options granted in 2000, see “Option/ SAR Grants in Last Fiscal Year” below.

(3)	In accordance with the Company’s Annual Incentive Plan (which covers all executive officers except the Chief Executive Officer), 25% of each executive’s annual bonus was paid in restricted Shares, which number of Shares was grossed up by 33% and which vest equally over a two-year period. With respect to 1999 performance, the following grants were made: Mr. Brown — 4,456 and Mr. Goldman — 4,456. The values of each of these grants at December 29, 2000, the last trading day in 2000, were $157,074, based on the closing price of a Share on the NYSE on such date ($35.25). In accordance with the Company’s 1999 Annual Incentive Plan for Certain Executives (which covers only the Chief Executive Officer), 25% of Mr. Sternlicht’s annual bonus was credited in Shares to a deferred share account on the Company’s books (“Deferred Shares”), which number of Deferred Shares was grossed up by 33%. With respect to 1999 performance, Mr. Sternlicht was credited with 24,512 Deferred Shares. The value of these Deferred Shares at December 29, 2000 was $864,048, based on the closing price of a Share on the NYSE on such date ($35.25).

(4)	On March 1, 2001, in accordance with the Company’s Annual Incentive Plan, 25% of each executive’s annual bonus was paid in restricted Shares, which number of Shares was grossed up by 33% and which vest equally over a two-year period. With respect to 2000 performance, the following grants were made: Mr. Cotter — 8,489; Mr. Brown — 4,386; Mr. Norton — 3,537 and Mr. Goldman — 3,537. The values of these grants on the date of grant are shown on the above table and are based on the closing price of a Share on the NYSE on such date ($35.25). On March 1, 2001, in accordance with the Company’s 1999 Annual Incentive Plan for Certain Executives, 25% of Mr. Sternlicht’s annual bonus was paid in Deferred Shares which number was grossed up by 33%. With respect to 2000 performance, Mr. Sternlicht was credited with 30,656 Deferred Shares. The value of these Deferred Shares on the date of grant is shown on the above table and is based on the closing price of a Share on the NYSE on such date ($35.25).

(5)	Subsequent to the grant of these options to Mr. Sternlicht in February 1998, Mr. Sternlicht transferred the right to purchase the Shares underlying 500,000 of such options to third parties.

(6)	The amounts listed for 2000 and 1999 represent deemed income arising from Mr. Sternlicht’s personal use of an airplane leased by the Company.

(7)	Amount consists of a taxable payment to Mr. Sternlicht in 1998 in respect of restricted stock awards that vested upon consummation of the merger with ITT.

(8)	Includes a cost of living allowance of $38,138, foreign compensation of $233,766 paid to Mr. Cotter or on his behalf locally in Brussels, Belgium and a $3,440 gross-up related to his foreign compensation.

(9)	Amounts include (a) a taxable reimbursement of relocation expenses, including a related tax gross-up payment, in the amount of $97,962 in 1999, (b) imputed interest relating to a five-year, non-interest bearing loan from the Company relating to the purchase of a home, amounting to $33,129 in 1999 and $36,499 in 2000, and (c) a taxable payment of $455,813 to Mr. Brown in 1998 in respect of restricted stock awards that vested upon consummation of the merger with ITT.

(10)	Amount includes (a) a $100,000 sign-on bonus, (b) a taxable reimbursement of relocation expenses of $70,329 and a related tax gross-up of $48,657 and (c) COBRA reimbursements of $2,506.

(11)	Amounts include (a) a taxable reimbursement of relocation expenses, including a related tax gross-up payment, in the amount of $50,200 in 1998 and $27,416 in 2000, (b) imputed interest related to a five-year, non-interest bearing loan from the Company relating to the purchase of a home, amounting to $28,215 in 1998, $57,236 in 1999 and $29,820 in 2000, and (c) a taxable payment of $795,000 to Mr. Goldman in 1998 in respect of restricted stock awards that vested upon consummation of the merger with ITT.

(12)	Messrs. Cotter and Norton became executive officers of the Company in 2000.

Option Grants

      The following table provides additional information regarding options granted during the last fiscal year to each of the executive officers named in the Summary Compensation Table.

Option/ SAR Grants in Last Fiscal Year

					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options/SARs			of Stock Price Appreciation
	Underlying	Granted to	Exercise of		for Option Term(1)
	Options/SARs	Employees in	Base Price	Expiration
Name	Granted	Fiscal Year	($/sh.)	Date	5% ($)	10% ($)

Barry S. Sternlicht	1,500,000	14.16	21.81	3/03/2010	20,583,771	52,167,424

Robert F. Cotter	316,400	2.99	25.75	3/31/2010	5,123,793	12,984,698
	125,000	1.18	24.50	2/10/2010	1,926,657	4,882,911
	150,000	1.42	24.00	2/22/2010	2,264,021	5,737,473

Ronald C. Brown	120,000	1.13	24.00	2/22/2010	1,811,217	4,589,978

David K. Norton	125,000	1.18	27.13	5/17/2010	2,132,346	5,403,783

Steven R. Goldman	110,000	1.04	24.00	2/22/2010	1,660,282	4,207,480

(1)	The dollar gains under these columns result from calculation assuming 5% and 10% growth rates as prescribed by the SEC and are not intended to forecast future price appreciation of the Shares. The gains reflect a future value, based upon the closing market price of a Share on the applicable grant date, and assume annual growth at these prescribed rates. Options have value to recipients, including the named executive officers, only if the price of Shares advances beyond the grant date price shown in the table during the option term.

      The exercise price of each of the options listed in the table above is equal to the fair market value of a Share on the applicable grant date. Each of the options listed in the table vests in four equal installments commencing on the first anniversary of the applicable grant date, except that options granted to Mr. Sternlicht vest in three equal installments, subject generally to Mr. Sternlicht’s continued employment by Starwood. Mr. Sternlicht’s option became exercisable with respect to the first installment of 500,000 Shares on December 31, 2000; the option becomes exercisable with respect to the second installment of Shares on the later of December 31, 2001 and the first date following January 1, 2000 upon which the Shares trade on the NYSE at a price per Share of $25.59 or more; and the option becomes exercisable with respect to the third installment of Shares on the later of December 31, 2002 and the first date following January 1, 2000 upon which the Shares trade on the NYSE at a price per Share of $30.06 or more; provided, however, that any portion of the option not exercisable on December 31, 2004 will become exercisable on such date.

Option Exercises and Holdings

      The following table shows the number and value of stock options (exercised and unexercised) during the last fiscal year held by each of the executive officers named in the Summary Compensation Table.

Aggregated Option/ SAR Exercises in 2000

and December 31, 2000 Option/ SAR Values

			Number of Shares				Value of Unexercised
			Underlying Unexercised				In-the-Money
			Options/SARs at				Options/SARs at
	Shares		Fiscal Year-End(#)				Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)(1)	Exercisable		Unexercisable		Exercisable	Unexercisable

Barry S. Sternlicht	—	—	5,454,500	(2)	2,125,000	(2)	44,670,233	28,484,375

Robert F. Cotter	—	—	259,622		739,674		1,191,279	7,862,531

Ronald C. Brown	—	—	241,334		234,166		1,435,613	2,320,313

David K. Norton	—	—	—		125,000		—	1,156,250

Steven R. Goldman	—	—	324,834		224,166		2,952,177	2,196,563

(1)	Value is calculated by subtracting the exercise price from the fair market value of the Shares underlying the option on the exercise date (in the case of options exercised) or at December 29, 2000 (in the case of unexercised “in-the-money” options) and multiplying the result by the number of Shares for which the option was exercised or is in-the-money, as the case may be. Fair market value at December 29, 2000 was calculated based upon the average of the high and low sales prices of a Share as reported by the NYSE for that date ($36.3750). There is no assurance that if and when any such in-the-money option is exercised, the option will have this value.

(2)	Excludes 500,000 options granted to Mr. Sternlicht in 1998. Subsequent to the grant of these options to Mr. Sternlicht in February 1998, he transferred the right to purchase a total of 500,000 Shares underlying such options to third parties.

Employment and Compensation Agreements with Executive Officers

      Barry S. Sternlicht and the Company have entered into a new employment agreement, dated as of January 1, 2000, pursuant to which Mr. Sternlicht has agreed to continue to serve as the Chairman and Chief Executive Officer of the Company until at least December 31, 2002. Mr. Sternlicht receives a minimum annual base salary of $1,000,000. Mr. Sternlicht also is entitled to receive an annual bonus of not less than $1,325,000 if certain performance measurements are attained during the term of his employment agreement. In addition, Starwood has agreed to purchase for Mr. Sternlicht a $10,000,000 life insurance policy. In March 2000, Starwood granted to Mr. Sternlicht an option to purchase 1,500,000 Shares, exercisable at $21.8125 per Share. This option vests in three equal installments, subject generally to Mr. Sternlicht’s continued employment by Starwood. The option became exercisable with respect to the first installment of 500,000 Shares on December 31, 2000; the option becomes exercisable with respect to the second installment of Shares on the later of December 31, 2001 and the first date following January 1, 2000 upon which the Shares trade on the NYSE at a price per Share of $25.59 or more; and the option becomes exercisable with respect to the third installment of Shares on the later of December 31, 2002 and the first date following January 1, 2000 upon which the Shares trade on the NYSE at a price per Share of $30.06 or more; provided, however, that any portion of the option not exercisable on December 31, 2004 will become exercisable on such date. Mr. Sternlicht’s employment is terminable by Starwood with or without cause. In the event Mr. Sternlicht’s employment is terminated by Starwood other than for “cause” or by Mr. Sternlicht for “good reason,” Starwood will pay to Mr. Sternlicht as a severance benefit an amount equal to two times the sum of his annual base salary then in effect plus the highest amount paid to him as a bonus during the preceding three years. In addition, all then unvested awards made to Mr. Sternlicht will vest in full, subject to certain exceptions, and the Company will also continue to provide medical benefits coverage during the one year period after the date of termination. Under the terms of the agreement, the Company acknowledged that Mr. Sternlicht is involved in other business endeavors, including Starwood Capital as well as serving on outside boards and managing personal investments and, as a consequence, performs multiple executive roles. Subject to Mr. Sternlicht’s duties and obligations to the Company and subject to certain non-competition agreements between the Company and Mr. Sternlicht and between the Company and Starwood Capital, the Company consented to the continuation of Mr. Sternlicht’s additional business endeavors and multiple executive roles.

      As of June 27, 2000, Robert F. Cotter and the Company entered into an employment agreement, for a two-year term commencing on February 15, 2000, in connection with his becoming the Company’s Chief Operating Officer and his relocation to the White Plains, New York office from Brussels, Belgium. Mr. Cotter’s annual salary was $600,000 for 2000 and, effective January 1, 2001, $650,000, with a bonus to be determined in accordance with the Company’s bonus plan. For 2001, Mr. Cotter was guaranteed to receive an option to purchase 454,000 Shares with an exercise price per Share equal to the fair market value of a Share on the date of grant. Because his family will not be relocating to the U.S. until the summer of this year, Mr. Cotter continues to receive benefits under the Company’s expatriate policy. In addition, the Company agreed to pay the reasonable, out-of-pocket costs of Mr. Cotter’s relocation. The Company has also made a non-interest bearing home loan to Mr. Cotter in the amount of $320,000 to be secured by a second mortgage on Mr. Cotter’s home which is due in five years or upon Mr. Cotter’s termination of employment. Mr. Cotter’s employment is terminable by the Company with or without cause upon thirty days’ notice. In the event his employment is terminated by the Company without cause, Mr. Cotter will be entitled to severance benefits of the greater of (i) one year’s base salary or (ii) base salary through the remaining term of the employment agreement, and the Company will reimburse Mr. Cotter for COBRA expenses.

      As of May 24, 1999, Ronald C. Brown and the Company entered into a new employment agreement in connection with his employment as the Company’s Executive Vice President and Chief Financial Officer and his relocation to the White Plains, New York office. Mr. Brown’s initial annual salary was $425,000, with a bonus to be determined in accordance with the Company’s bonus plan. In addition, the Company agreed to pay the reasonable, out-of-pocket costs of Mr. Brown’s relocation. Mr. Brown’s employment is terminable by the Company with or without cause. In the event his employment is terminated by the Company without cause, Mr. Brown will be entitled to severance benefits of one year’s base salary and the Company will continue to provide medical benefits coverage during the one year period after the date of termination. In April 1999, the Company made an interest-bearing loan to Mr. Brown in the amount of approximately $218,000 in respect of taxes payable by Mr. Brown as a result of the vesting of the restricted stock award originally granted to Mr. Brown in August 1996. The taxes payable were based on a fair value of $53.00 per Share. The Company also made a non-interest bearing home loan to Mr. Brown in the amount of $600,000 secured by a second mortgage on Mr. Brown’s home which is due in five years or upon Mr. Brown’s termination of employment.

      As of April 7, 2000, David K. Norton and the Company entered into an employment agreement in connection with his employment as the Company’s Executive Vice President-Human Resources and his relocation to the White Plains, New York office. Mr. Norton’s annual salary is $325,000, with a bonus to be determined in accordance with the Company’s bonus plan. Mr. Norton was paid a one-time sign-on bonus of $100,000 and was guaranteed annual option grants, pursuant to the Company’s Annual Incentive Plan, of no less than 100,000 options per annual grant in years 2001, 2002 and 2003. In addition, the Company agreed to pay the reasonable, out-of-pocket costs of Mr. Norton’s relocation. The Company also made a non-interest bearing home loan to Mr. Norton in the amount of $500,000 secured by a second mortgage on Mr. Norton’s home which is due in five years or upon Mr. Norton’s termination of employment. Mr. Norton’s employment is terminable by the Company with or without cause. In the event his employment is terminated by the Company without cause, Mr. Norton will be entitled to severance benefits of one year’s base salary and the Company will continue to provide medical benefits coverage during the one year period after the date of termination.

      As of March 25, 1998, Steven R. Goldman and the Trust entered into a new employment agreement in connection with his becoming the Trust’s Executive Vice President, Acquisitions and Development. In connection with the Restructuring, Mr. Goldman’s employment agreement was assumed by, and he was elected to the same position with, the Company. Mr. Goldman’s annual salary at the time of the agreement was $325,000, with a bonus to be determined in accordance with the Company’s bonus plan. In addition, Mr. Goldman received a retention bonus in an amount equal to his then current base salary conditioned upon his staying with the Company at least one year after the ITT merger. In April 1999, the Company made an interest-bearing loan to Mr. Goldman in the amount of approximately $381,000 in respect of taxes payable by Mr. Goldman as a result of the vesting of the restricted stock award granted to Mr. Goldman in August 1996. The taxes payable were based on a fair value of $53.00 per Share. Mr. Goldman’s employment is terminable by the Company or Mr. Goldman with or without cause. In the event his employment is terminated by Starwood without cause or by Mr. Goldman due to breach by Starwood, Mr. Goldman will be entitled to severance benefits of one year’s base salary and the accelerated vesting of all outstanding options. The Company also has made a five-year, non-interest-bearing home loan to Mr. Goldman in the amount of $525,000 to be secured by a second mortgage on Mr. Goldman’s home.

      In December 1999, the Company entered into severance agreements with each of Messrs. Sternlicht, Brown and Goldman. Messrs. Cotter and Norton entered into severance agreements with the Company in August 2000 and June 2000, respectively. The severance agreements provide for a term of three years, in each case with provision for automatic one-year extensions until either the executive or the Company notifies the other that such party does not wish to extend the agreement. If a Change in Control (as defined in the agreement) occurs, the agreements will continue for at least 24 months following the date of such Change in Control.

      The agreements provide that if, following a Change in Control, the executive’s employment is terminated without Cause (as defined in the agreement) or with Good Reason (as defined in the agreement) or, except in the case of Mr. Norton, the executive terminates his employment for any reason during the one month period commencing one year after the Change in Control, the executive would be entitled to receive (i) three times (or two times in the case of Mr. Norton) the sum of his base salary plus the average of the annual bonuses earned by the executive in the three fiscal years ending immediately prior to the fiscal year in which the termination occurs; (ii) continued medical benefits for two years, reduced to the extent benefits of the same type are received by or made available to the executive from another employer; (iii) a lump sum amount, in cash, equal to the sum of (A) any unpaid incentive compensation which had been allocated or awarded to the executive for any measuring period preceding termination under any annual or long term incentive plan and which, as of the date of termination, is contingent only upon the continued employment of the executive to a subsequent date, and (B) the aggregate value of all contingent incentive compensation awards allocated or awarded to the executive for all then uncompleted periods under any such plan that the executive would have earned on the last day of the performance award period, assuming the achievement, at the target level, of the individual and corporate performance goals established with respect to such award; (iv) immediate vesting of stock options and restricted stock held by the executive under any stock option or incentive plan maintained by the Company; (v) outplacement services suitable to the executive’s position for a period of two years or, if earlier, until the first acceptance by the executive of an offer of employment, the cost of which will not exceed twenty percent (20%) of the executive’s base salary; (vi) a lump sum payment of any of the executive’s deferred compensation; (vii) immediate vesting of all unvested 401(k) contributions in the executive’s 401(k) account or payment by the Company of an amount equal to any such unvested amounts that are forfeited by reason of the executive’s termination of employment; and (viii) forgiveness in full of any home or relocation loans from the Company to the executive, that are outstanding as of the date of termination plus an additional amount required to permit the executive to pay any income tax incurred as a result of such loan forgiveness. In addition, to the extent Messrs. Sternlicht, Brown, Cotter or Goldman, become subject to the “golden parachute” excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, such executive would become entitled to a gross-up payment in an amount sufficient to offset the effects of such excise tax. To the extent Mr. Norton would become subject to such excise tax, any payment or benefit received under his severance agreement will be reduced to an amount that would not subject him to such tax.

Report on Executive Compensation

      During 2000 and 2001, the Board made decisions with respect to compensation for executive officers of the Company based on the recommendations of the Compensation and Option Committee (the “Compensation Committee”) comprised of Directors who are neither members of Starwood management or affiliated with Starwood Capital. The primary objective of the Board with respect to executive compensation is to establish programs which attract and retain key domestic and international managers and align the compensation received by executive officers with the overall business strategies, values, performance and financial conditions of Starwood and with the achievement of individual performance goals. In addition, equity based incentive plans are utilized to promote ownership of Shares by key executives and serve to align financial interests of executives with those of stockholders.

      Starwood’s executive compensation package generally includes a base salary, an annual cash and restricted stock incentive, and a long-term incentive award. In aggregate, these programs are designed to be performance based, with a significant portion of an executive’s compensation tied to key financial, strategic, and individual objectives. It is the Compensation Committee’s intention that substantially all compensation for executives be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended, for federal income tax purposes.

      In determining competitive compensation levels for the pay elements noted above, the Compensation Committee reviewed survey data from several major compensation consulting firms that reflected the pay practices for comparable positions in the hotel and hospitality industries, as well as general industry. Data from more than half of the companies reflected in the Standard & Poor’s Corporation Hotel/ Motel Composite Index included in the Stockholder Return Performance Graph below were included in the survey results. The Compensation Committee also considered other publicly available data of peer companies and, to the extent appropriate, also considered past pay practices.

      The salary ranges for executives are generally based on the accountabilities of each position, which are reviewed on a regular basis. The ranges are reviewed annually against similar positions among the companies in the survey group described above. The midpoint of each salary range is generally targeted at the median of similar positions in the survey group.

      Annual incentive awards are paid based on performance against specified earnings targets set in advance in accordance with the stockholder approved 1999 Annual Incentive Plan for Certain Executives. Awards for other named executive officers were made in accordance with the Company’s Annual Incentive Plan. The amount of the award an executive is eligible to receive increases for Company earnings performance that exceeds the target and decreases when targeted Company earnings performance is not achieved. In approving the incentive award for each executive officer, the Compensation Committee considers performance of both earnings per share (“EPS”) and earnings before interest expense, tax expense, depreciation and amortization (“EBITDA”) as well as certain other key metrics set in advance in accordance with a stockholder approved plan. Annual incentive targets are set above the median of similar positions in the survey group. Annual incentive awards are payable partly in cash and partly in restricted stock. The restricted stock vests ratably over a two-year period.

      Long-term awards, made under the stockholder approved 1999 Long-Term Incentive Plan, are generally granted annually in the form of stock options. The options are granted at the fair market value of a Share on the date of grant and increase in value based on the appreciation of a Share. Most awards become exercisable in 25% increments upon each of the first four anniversaries of the grant. Long-term incentive targets are set above the median of similar positions in the survey group. Actual awards are determined after considering each individual’s performance against a set of pre-established performance objectives.

      The executive compensation decisions made by the Compensation Committee during 2000 and 2001 reflect Starwood’s strong performance against key financial measures, specifically EPS and EBITDA. The Compensation Committee believes that the Company’s executive compensation programs have met their objectives. Starwood has been able to attract and retain the type of executive talent necessary to successfully support its growth and financial objectives.

Chief Executive Officer Compensation For 2000

      Barry S. Sternlicht is the Chairman and Chief Executive Officer of Starwood. Mr. Sternlicht received a $3.4375 million bonus in March 2001 relating to his 2000 performance. In addition, he received a grant of options to purchase 1.5 million Shares in 2000 under Starwood’s long-term incentive plan. Mr. Sternlicht’s base salary, which is targeted to be generally competitive with the salary paid to the chief executive officers in the survey group, remained unchanged from the prior year.

      The following factors contributed to the Compensation Committee’s determination of Mr. Sternlicht’s 2000 bonus: (a) Starwood’s financial performance as measured by EPS and EBITDA growth, (b) 2000 strategic accomplishments of Starwood including achieving an investment grade debt rating and being added to Standard and Poor’s Corporate Composite — 500 Stock Index (the “S&P 500”), (c) his vision and strong leadership as Chief Executive Officer and building a strong leadership team, (d) the complexity and duties of Mr. Sternlicht’s position, and (e) the amount of bonus relative to bonuses paid to chief executive officers of Starwood and its constituent companies in the past and to chief executive officers in peer companies.

      The ultimate value of the stock options granted to Mr. Sternlicht in 2000 depends on Starwood’s future success and whether that value is reflected in the value of the Shares.

Eric Hippeau (chairman)
Bruce W. Duncan
Raymond S. Troubh

STOCKHOLDER RETURN PERFORMANCE

      Set forth below is a line graph comparing the cumulative total stockholder return on the Shares against the cumulative total return on the S&P 500 and the Standard & Poor’s Corporation Hotel/ Motel Composite Index (the “S&P Hotel/ Motel”) for the five fiscal years beginning December 31, 1995 and ending December 31, 2000. The graph assumes that the value of the investments was 100 on December 31, 1995 and that all dividends and other distributions were reinvested.

	1995	1996	1997	1998	1999	2000

Starwood	100	192.15	311.7	131.4	139.58	213.47
S&P 500	100	122.68	163.29	209.57	253.34	230.46
S&P Hotel/Motel	100	115.77	156.78	127.07	131.29	108.61

AUDIT COMMITTEE REPORT

      The Audit Committee operates under a written charter adopted by the Board of Directors. The charter is attached as Appendix A to this Proxy Statement.

      During the year ended December 31, 2000, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors, Arthur Andersen LLP. The Audit Committee discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, and reviewed the results of the independent auditors’ examination of the financial statements.

      The Audit Committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, “Independence Discussion with Audit Committees,” as amended, and discussed with the auditors their independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2000.

Daniel W. Yih (chairman)
Earle F. Jones
Stephen R. Quazzo

Audit Fees

      The aggregate paid by the Company for the fiscal year ended December 31, 2000 to the Company’s principal accounting firm, Arthur Andersen LLP, are as follows:

Audit Fees, including reviews of quarterly financial information	$2.8 million
Financial Information Systems Design and Implementation Fees	$0
All other fees	$3.7 million

“All other fees” relates primarily to (i) tax planning and compliance assistance, (ii) acquisition and divestiture reviews and (iii) employee benefit plan audits.

      All audit and non-audit services provided by Arthur Andersen LLP are reviewed by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining auditor independence.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies of the Board

      The policy of the Board provides that any contract or transaction between the Company and any other entity in which one or more of its Directors or officers are directors or officers, or have a financial interest, must be approved or ratified by the Corporate Governance Committee or by a majority of the disinterested Directors of the Company in either case after the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to them.

Starwood Capital

      General. Barry S. Sternlicht, Chairman, Chief Executive Officer and a Director of the Company, and Chairman, Chief Executive Officer and a Trustee of the Trust, controls and has been the President and Chief Executive Officer of Starwood Capital since its formation in 1991. In addition, Madison F. Grose is a Senior Managing Director of, and holds direct and indirect interests in, Starwood Capital and Jonathan D. Eilian (a former Director of the Company) holds direct and indirect interests in Starwood Capital. Prior to joining

Starwood, Mr. Goldman was an employee of Starwood Capital, and he continues to own an interest in certain portfolio investments of Starwood Capital.

      Trademark License. An affiliate of Starwood Capital has granted to Starwood, subject to Starwood Capital’s unrestricted right to use such name, an exclusive, non-transferable, royalty-free license to use the “Starwood” name and trademarks in connection with the acquisition, ownership, leasing, management, merchandising, operation and disposition of hotels worldwide, and to use the “Starwood” name in its corporate name worldwide, in perpetuity.

      Starwood Capital Noncompete. In connection with the Restructuring, Starwood Capital agreed that, with certain exceptions, Starwood Capital would not compete directly or indirectly with the Company within the United States and would present to the Company all opportunities presented to Starwood Capital to acquire fee interests in hotels in the United States and debt interests in hotels in the United States where it is anticipated that the equity will be acquired by the debt holder within one year from the acquisition of such debt (the “Starwood Capital Noncompete”). Several properties managed by the Company, including the Westin Innisbrook Resort (“Innisbrook”), the Westin Savannah Harbor Resort and the Turnberry Hotel, were opportunities presented to the Company by Starwood Capital. During the term of the Starwood Capital Noncompete, neither Starwood Capital nor any of its affiliates is permitted to acquire any such interest, or any ground lease interest or other equity interest in hotels in the United States. The Starwood Capital Noncompete continues until no officer, director, general partner or employee of Starwood Capital is on the Board of Directors of the Company or the Board of Trustees of the Trust (subject to exceptions for certain restructurings, mergers or other combination transactions with unaffiliated parties). With the approval in each case of the Audit Committees of the Board of Directors of the Company and the Board of Trustees of the Trust, from time to time the Company has waived the restrictions of the Starwood Capital Noncompete in whole or in part with respect to particular acquisition opportunities in which the Company had no interest.

      Portfolio Investments. An affiliate of Starwood Capital holds an approximately 25% non-controlling interest in a golf course management company that currently manages over 40 golf courses, including seven golf courses that are amenities to resorts that the Company manages. An entity in which Messrs. Sternlicht, Eilian and Grose have indirect interests owns the common area of the Sheraton Tamarron Resort which the Company manages. In addition, an affiliate of Starwood Capital has an indirect interest of approximately 50% in an entity that manages over 40 health clubs, including health club and spa space in one hotel owned by the Company. In 2000, the Company paid approximately $140,000 to the management company for such management and operating cash advances.

      Other Management-Related Investments. Individuals affiliated with Starwood Capital, including Messrs. Sternlicht, Eilian and Grose, own indirect interests in an entity that owns the common area facilities and certain undeveloped land at Innisbrook (the “Innisbrook Entity”). In May 1997, the Innisbrook Entity entered into a management agreement for the Innisbrook property with Westin, which was then a privately held company partly owned by Starwood Capital and Goldman Sachs & Co. When the Company acquired Westin in January 1998, it acquired Westin’s rights and obligations under this management agreement. The Company is currently attempting to resolve a disagreement with the Innisbrook Entity relating to various payment and other provisions of the management agreement.

      Aircraft Lease. In February 1998, the Company leased a Gulfstream III Aircraft from Star Flight LLC (“Star Flight”), an affiliate of Starwood Capital. The term of the lease is one year and automatically renews for one-year terms thereafter until either party terminates the lease upon 90 days’ written notice. The rent for the aircraft, which was set at approximately 90% of fair market value (based on two estimates from unrelated third parties), is (i) a monthly payment of 1.25% of the lessor’s total costs relating to the aircraft (approximately $123,000 at the beginning of the lease with this amount increasing as additional costs are incurred by the lessor), plus (ii) $300 for each hour that the aircraft is in use. In 2000, the Company paid approximately $840,000 to Star Flight.

Other

      Starwood has made non-interest-bearing loans to Steven R. Goldman, Executive Vice President, Acquisitions and Development and Ronald C. Brown, Executive Vice President and Chief Financial Officer during 1999 and to David K. Norton, Executive Vice President of Human Resources during 2000. Each of these loans was made in connection with such executive’s employment and is to be secured by a second mortgage on such executive’s home. These loans had initial principal amounts of $525,000, $600,000 and $500,000, respectively, all of which are currently outstanding. These loans are due five years from the date of issuance or, generally, upon the individual’s termination. To date, the loans made to Messrs. Brown and Norton have been secured by second mortgages.

      In 2000, Starwood retained the law firm Verner, Liipfert, Bernhard, McPherson and Hand, of which Senator George J. Mitchell, a Director of the Company and Trustee of the Trust, is Special Counsel. Such firm was paid approximately $370,000 for services rendered during 2000. We expect that this firm will provide services to the Company in 2001.

      During 2000, the Company retained the services of Waveland International (“Waveland”), an executive search firm, of which the husband of Susan Bolger, a former executive officer of the Company, is an employee. The Company paid Waveland $70,000 for such services.

OTHER MATTERS

      The Board is not aware of any matters not referred to in the enclosed proxy that will be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the Company Shares represented thereby in accordance with their best judgment.

SOLICITATION COSTS

      The cost of soliciting proxies in the accompanying form will be borne by Starwood. The solicitation is being made by mail and may also be made by telephone or in person using the services of a number of regular employees of the Company at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by Starwood for expenses incurred in sending proxy materials to beneficial owners of Company Shares. The Company has engaged D.F. King & Co., Inc. to solicit proxies and to assist with the distribution of proxy materials for a fee of $18,500 plus reasonable out-of-pocket expenses.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      In order to be considered for inclusion in the proxy solicitation material for the 2002 Annual Meeting of Stockholders of the Company, a stockholder proposal must be received by the Company not later than December 20, 2001. In addition, the Bylaws of the Company establish an advance notice procedure for stockholder proposals to be brought before any meeting, including proposed nominations of persons for election to the Board. A stockholder nomination or proposal intended to be brought before the Annual Meeting must have been received by the Company on or after February 13, 2001 and on or prior to March 10, 2001. Other than the stockholder proposal contained herein, no such nominations or proposals were received by the Company. The Company’s 2002 Annual Meeting of Stockholders is expected to be held on May 17, 2002. A stockholder proposal or nomination intended to be brought before the 2002 Annual Meeting (whether or not such proposal is included in the proxy solicitation material as described above) must be received by the Company on or after February 7, 2002 and on or prior to March 4, 2002. All proposals and nominations should be directed to Starwood Hotels & Resorts Worldwide, Inc., 777 Westchester Avenue, White Plains, New York 10604, Attention: Corporate Secretary. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

By Order of the Board of Directors
STARWOOD HOTELS & RESORTS
WORLDWIDE, INC.

Kenneth S. Siegel
Corporate Secretary

April 12, 2001

APPENDIX A

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

CHARTER OF THE

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

      Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) has determined that it is of the utmost importance that Starwood maintain financial reporting practices that are consistent with the highest professional standards and in full compliance with applicable regulatory requirements- The Board of Directors of Starwood (the “Board”) believes that an effective Audit Committee is one means to meet this objective. Accordingly, in order to define clearly the responsibilities and operations of the Audit Committee, the Board has unanimously adopted this Charter (this “Charter”) which sets forth the purposes, composition and governing policies and procedures for the Audit Committee.

      The Board recognizes, however, that neither the Audit Committee nor this Charter is a guaranty of the accuracy or quality of the financial statements or accounting practices of Starwood, and nothing herein is intended to expand applicable standards of liability under state law for directors of a corporation. The Board also recognizes that meeting the responsibilities of an Audit Committee in a dynamic business environment requires a degree of flexibility based on thoughtful deliberation. Accordingly, the purposes and procedures outlined in this Charter are meant to serve as guidelines rather than inflexible rules, and the Audit Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

     Purpose

      The Audit Committee shall serve as an independent and objective party to (i) monitor Starwood’s financial reporting process and internal control system, (ii) review and appraise the audit efforts of Starwood’s independent accountants (the “Independent Accountants”) and internal auditing department (“Internal Audit”) and (iii) provide an open avenue of communication among the Independent Accountants, financial and senior management, Internal Audit and the Board. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing:

•	Starwood’s systems of internal controls regarding finance, accounting, legal compliance and ethics established by the Board and/or management;

•	Starwood’s auditing, accounting and financial recording and reporting processes; and

•	the financial reports and other financial information provided by Starwood to the United States Securities and Exchange Commission (the “SEC”).

      In general, the Audit Committee shall perform such activities as are consistent with this Charter, Starwood’s Bylaws, governing law and the rules of any national securities exchange on which Starwood’s securities are listed, as the Audit Committee or the Board deems necessary or appropriate.

     Composition

      The Audit Committee shall be comprised of not less than three directors as determined by the full Board. Each member of the Audit Committee shall meet the independence requirements of the New York Stock Exchange and any other securities exchange on which Starwood’s securities are traded and, in addition, shall be free from any relationship to Starwood that, in the opinion of the Board, would interfere with the exercise of his or her judgment as a member of the Audit Committee independent from Starwood and its management. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Determinations as to whether a particular director satisfies the requirements for membership shall be made by the full Board.

      In recognition of the time demands placed on members of the Audit Committee, each member should realistically assess his or her other responsibilities and commitment to determine whether he or she will be able to devote sufficient attention to the responsibilities of membership on the Audit Committee.

      The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve on the Audit Committee until the next annual organizational meeting or until their successors shall be duly elected and qualified. Unless a Chairman is elected by the Board, the members of the Audit Committee may designate a Chairman by majority vote of the full Audit Committee membership.

     Meetings

      The Audit Committee shall meet at least four times annually, and more frequently as circumstances dictate. In addition, the Audit Committee should meet at least annually with (i) Starwood’s senior management, (ii) Internal Audit and (iii) the Independent Accountants in separate executive sessions to discuss any matters that the Audit Committee or any of these groups determine should be discussed in private.

      Minutes shall be taken at each meeting of the Audit Committee by the Secretary of Starwood or another person designated by the Audit Committee and included in the permanent minute books of Starwood. In addition, a written report of the Audit Committee shall be presented to the Board at least annually.

     Responsibilities and Duties

      As a means of assisting the Board in its oversight responsibilities, the Audit Committee shall have the following responsibilities and duties:

     Documents/Reports Review

      •  Review this Charter at least annually and update it as conditions dictate.

      •  Review the regular internal reports to management prepared by Internal Audit and management’s responses (if any).

      •  Review with senior management and, as necessary, Internal Audit and the Independent Accountants, Starwood’s Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K (to the extent they contain previously unreleased financial information) prior to filing. Other than with respect to the review of Starwood’s Annual Reports on Form 10-K, the Chairman of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

      •  Annually prepare the written affirmation required by the New York Stock Exchange concerning the adequacy of this Charter and the independence, financial literacy and financial management expertise of Audit Committee members.

      •  Annually prepare a report to stockholders as required by the SEC.

      The Audit Committee shall not have any responsibility for, or oversight over, projections, forecasts or forward-looking statements made by Starwood relating to Starwood’s future performance.

     The Independent Accountants

      The Independent Accountants shall be ultimately accountable to the Board and the Audit Committee, as representatives of the stockholders of Starwood. Accordingly, the Board and the Audit Committee shall have the ultimate authority and responsibility to select (or to nominate the Independent Accountants to be proposed for stockholder approval in any proxy statement), evaluate and, where appropriate, replace the Independent Accountants. As a means of implementing these responsibilities, the Audit Committee shall:

      •  Recommend to the Board the selection of the Independent Accountants, consider independence and effectiveness, and approve fees and other compensation to be paid to the Independent Accountants. On an annual basis, the Audit Committee shall receive from the Independent Accountants a written statement delineating any relationships between Starwood and the Independent Accountants. The Audit Committee is responsible for actively engaging in a dialogue with the Independent Accountants with respect to any such disclosed relationships that may impact the objectivity and independence of the Independent Accountants and for recommending that the Board take appropriate action in response to the Independent Accountants written statement to satisfy itself of the Independent Accountants’ independence.

      •  Review the performance of the Independent Accountants and review and approve any proposed discharge of the Independent Accountants when circumstances warrant.

      Review the scope of the engagement of the Independent Accountants and the scope of the annual audit and any other procedures deemed necessary or desirable.

      Periodically consult with the Independent Accountants out of the presence of management about internal controls, the cooperation of management and the adequacy, completeness and accuracy of Starwood’s financial statements.

     Financial Reporting

      Review the integrity of Starwood’s internal and external reporting processes in consultation with Internal Audit and the Independent Accountants.

      Consider the Independent Accountants’ judgment about the quality and appropriateness of Starwood’s accounting principles as applied in its financial reporting, including the clarity of the financial statements.

      Review the degree of conservatism applied by management in the application of accounting principles and judgment, estimates and other significant decisions made by management in the preparation of the financial statements.

      Consider and, if appropriate, recommend to the full Board any significant changes to Starwood’s auditing and accounting principles and practices as suggested by management, Internal Audit and/or the Independent Accountants.

     Process Improvement

      Establish regular and separate systems of reporting to the Audit Committee by each of management, Internal Audit and the Independent Accountants regarding significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

      Following completion of the annual audit, review separately with each of management, Internal Audit and the Independent Accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

      Review any significant disagreement among management, Internal Audit and the Independent Accountants in connection with the preparation of Starwood’s financial statements.

      Review with management, Internal Audit and the Independent Accountants the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

     Ethical and Legal Compliance

      Propose adoption of, periodically review with management and recommend to the Board any subsequent modifications to, a Code of Ethical Conduct (an “Ethics Code”) and ensure that management has established a system reasonably designed to enforce compliance with such Ethics Code.

      Review management’s monitoring of Starwood’s compliance with its Ethics Code, and ensure that management has the proper review system in place to ensure that Starwood’s financial statements, reports and other financial information disseminated to governmental organizations and to the public satisfy applicable legal requirements.

      To the extent required under applicable gaming laws to which Starwood is subject, establish a Gaming Audit Committee to coordinate compliance with such gaming laws and regulations, in particular as they relate to financial reporting, ethical conduct and other matters that are generally within the scope of the responsibilities and duties of the Audit Committee.

      Review the terms and background of, and if appropriate approve, any transactions between Starwood or any of its subsidiaries and other entities controlled by Starwood, on the one hand, and any officer, director or trustee of Starwood, any affiliate of any of the foregoing, or any entity in which any of the foregoing has a significant interest, on the other hand.

      Review the activities, organizational structure and qualifications of Internal Audit.

      Review with Starwood’s General Counsel pending and threatened litigation or governmental actions or proceedings, legal compliance matters, including corporate securities trading policies, and any other legal matter that could have a significant impact on Starwood’s financial statements.

Adopted, as amended and restated, February 7, 2001

PROXY

[STARWOOD LOGO]
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING TO BE HELD AT 10:00 A.M. MAY 18, 2001
SHERATON NEW YORK HOTEL & TOWERS
811 SEVENTH AVENUE
NEW YORK, NEW YORK 10019

      The undersigned hereby appoints Barry S. Sternlicht and Kenneth S. Siegel and either of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment or postponement thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote and otherwise represent the undersigned at the Annual Meeting, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated April 12, 2001 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting and the undersigned hereby revokes any proxy heretofore given with respect to such meeting.

      Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (or, if no indication is given, FOR Proposals 1 and 2 and Against Proposal 3), and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

      You are encouraged to voice your preference by marking the appropriate boxes on the other side. However, you need not mark any boxes if you wish to vote in accordance with the directors’ recommendations; just sign and date on the other side.

(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE OR EXECUTED
BY MEANS OF TELEPHONE OR THE INTERNET AS DESCRIBED ON THE REVERSE SIDE)

DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

THE SHARE BALANCE STATED ON THIS PROXY CARD REPRESENTS YOUR
UNEXCHANGED SHARES OF ITT CORPORATION.

PROXY

[STARWOOD LOGO]
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING TO BE HELD AT 10:00 A.M. MAY 18, 2001
SHERATON NEW YORK HOTEL & TOWERS
811 SEVENTH AVENUE
NEW YORK, NEW YORK 10019

      The undersigned hereby appoints Barry S. Sternlicht and Kenneth S. Siegel and either of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment or postponement thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote and otherwise represent the undersigned at the Annual Meeting, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated April 12, 2001 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting and the undersigned hereby revokes any proxy heretofore given with respect to such meeting.

      Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (or, if no indication is given, FOR Proposals 1 and 2 and AGAINST Proposal 3), and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

      You are encouraged to voice your preference by marking the appropriate boxes on the other side. However, you need not mark any boxes if you wish to vote in accordance with the directors’ recommendations; just sign and date on the other side.

(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE OR EXECUTED
BY MEANS OF TELEPHONE OR THE INTERNET AS DESCRIBED ON THE REVERSE SIDE)

DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

THE SHARE BALANCE STATED ON THIS PROXY CARD REPRESENTS YOUR UNEXCHANGED SHARES OF HOTEL INVESTORS TRUST.

PROXY

[STARWOOD LOGO]
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING TO BE HELD AT 10:00 A.M. MAY 18, 2001
SHERATON NEW YORK HOTEL & TOWERS
811 SEVENTH AVENUE
NEW YORK, NEW YORK 10019

      The undersigned hereby appoints Barry S. Sternlicht and Kenneth S. Siegel and either of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment or postponement thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote and otherwise represent the undersigned at the Annual Meeting, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated April 12, 2001 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting and the undersigned hereby revokes any proxy heretofore given with respect to such meeting.

      Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (or, if no indication is given, FOR Proposals 1 and 2 and AGAINST Proposal 3), and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

      You are encouraged to voice your preference by marking the appropriate boxes on the other side. However, you need not mark any boxes if you wish to vote in accordance with the directors’ recommendations; just sign and date on the other side.

(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE OR EXECUTED
BY MEANS OF TELEPHONE OR THE INTERNET AS DESCRIBED ON THE REVERSE SIDE)

DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

THE SHARE BALANCE STATED ON THIS PROXY CARD REPRESENTS YOUR UNEXCHANGED SHARES OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC. AND STARWOOD HOTELS & RESORTS.

PROXY

[STARWOOD LOGO]
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING TO BE HELD AT 10:00 A.M. MAY 18, 2001
SHERATON NEW YORK HOTEL & TOWERS
811 SEVENTH AVENUE
NEW YORK, NEW YORK 10019

      The undersigned hereby appoints Barry S. Sternlicht and Kenneth S. Siegel and either of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment or postponement thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote and otherwise represent the undersigned at the Annual Meeting, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated April 12, 2001 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting and the undersigned hereby revokes any proxy heretofore given with respect to such meeting.

      Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (or, if no indication is given, FOR Proposals 1 and 2 and AGAINST Proposal 3), and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

      You are encouraged to voice your preference by marking the appropriate boxes on the other side. However, you need not mark any boxes if you wish to vote in accordance with the directors’ recommendations; just sign and date on the other side.

(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE OR EXECUTED
BY MEANS OF TELEPHONE OR THE INTERNET AS DESCRIBED ON THE REVERSE SIDE)

DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

PROXY

[STARWOOD LOGO]
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING TO BE HELD AT 10:00 A.M. MAY 18, 2001
SHERATON NEW YORK HOTEL & TOWERS
811 SEVENTH AVENUE
NEW YORK, NEW YORK 10019

      The undersigned hereby appoints Barry S. Sternlicht and Kenneth S. Siegel and either of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment or postponement thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote and otherwise represent the undersigned at the Annual Meeting, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated April 12, 2001 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting and the undersigned hereby revokes any proxy heretofore given with respect to such meeting.

      Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (or, if no indication is given, FOR Proposals 1 and 2 and AGAINST Proposal 3), and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

      If the shares represented by this card are held for a participant in the Starwood Hotels & Resorts Worldwide, Inc. 401(K) Savings and Retirement Plan, this card will constitute an instruction to the Trustee to vote the number of shares held on the record date in all of the plan accounts of the undersigned in accordance with the instructions indicated hereon. You must return your proxy card to the Trustee on or prior to May 14th, 2001.

      You are encouraged to voice your preference by marking the appropriate boxes on the other side. However, you need not mark any boxes if you wish to vote in accordance with the directors’ recommendations; just sign and date on the other side.

(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE OR EXECUTED
BY MEANS OF TELEPHONE OR THE INTERNET AS DESCRIBED ON THE REVERSE SIDE)

DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

please mark your vote as indicated in this example	[x]

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1 AND 2 AND “AGAINST” PROPOSAL 3.

1 —Election of Directors

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

[ ]	[ ]

NOMINEES: 01. Hippeau, 02. Mitchell, 03. Yih, and 04. Youngblood (Instruction: To withhold authority to vote for any individual nominee, print that nominee’s name in the space provided below.)

2 —Ratification of the reappointment of Arthur Andersen LLP as the Company’s independent auditors	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

A VOTE “AGAINST” ITEM 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS

3 —Stockholder proposal to recommend that the Board of Directors act to declassify the Board of Directors.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

To vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. [  ]

I consent to future access of the Annual Reports and Proxy Statements electronically via the Internet. I understand that the Company may no longer distribute printed materials to me for any future stockholder meeting until such consent is revoked. I understand that I may revoke my consent at any time. [  ]

Signature(s)____________________Dated_______, 2001

________________________________Dated_______, 2001

In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title.

DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

[TELEPHONE LOGO] [COMPUTER LOGO]
AUTHORIZE THE PROXIES BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

YOUR VOTE IS IMPORTANT! —YOU CAN VOTE BY PROXY IN ONE OF THREE WAYS:

1.	BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 HOURS A DAY-7 DAYS A WEEK

There is NO CHARGE to you for this call. —Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1

When asked, please confirm by Pressing 1.

OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Proposal 1 —To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9 To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions Proposal 2 —To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0

WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

The instructions are the same for all remaining proposals.

      CONSENT TO VIEW ANNUAL REPORTS AND PROXY STATEMENTS ONLINE

Press 1 to consent to view future Annual Reports and Proxy Statements for this account via the Internet. You may revoke this consent at any time by giving written notice to the Company. When asked, please confirm your consent by pressing 1.

OR

2.	BY INTERNET: Follow the instructions at our Website Address: http://www.proxyvoting.com/hot

OR

3.	BY MAILING YOUR PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

      NOTE: If you authorize the proxies by telephone or Internet,
      THERE IS NO NEED TO MAIL BACK your Proxy Card.

THANK YOU FOR VOTING.

PROXY

[STARWOOD LOGO]
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR ANNUAL MEETING TO BE HELD AT 10:00 A.M. MAY 18, 2001
SHERATON NEW YORK HOTEL & TOWERS
811 SEVENTH AVENUE
NEW YORK, NEW YORK 10019

      The undersigned hereby appoints Barry S. Sternlicht and Kenneth S. Siegel and either of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment or postponement thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote and otherwise represent the undersigned at the Annual Meeting, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated April 12, 2001 (receipt of which is hereby acknowledged), and in their discretion upon such other matters, if any, as may properly come before the meeting and the undersigned hereby revokes any proxy heretofore given with respect to such meeting.

      Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (or, if no indication is given, FOR Proposals 1 and 2 and AGAINST Proposal 3), and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

      You are encouraged to voice your preference by marking the appropriate boxes on the other side. However, you need not mark any boxes if you wish to vote in accordance with the directors’ recommendations; just sign and date on the other side.

(CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

please mark your vote as indicated in this example	[x]

THE DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1 AND 2 AND “AGAINST” PROPOSAL 3.

1 —Election of Directors:

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

[ ]	[ ]

NOMINEES: 01. Hippeau, 02. Mitchell, 03. Yih, and 04. Youngblood (Instruction: To withhold authority to vote for any individual nominee, print that nominee’s name in the space provided below.)

2 —Ratification of the reappointment of Arthur Andersen LLP as the Company’s independent auditors	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

A VOTE “AGAINST” ITEM 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS

3 —Stockholder proposal to recommend that the Board of Directors act to declassify the Board of Directors.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

To vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. [  ]

Signature(s)____________________Dated_______, 2001

________________________________Dated_______, 2001

In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title.

DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE

WAIT! THERE’S AN EASIER WAY TO SUBMIT YOUR VOTE.

ALSO, YOU CAN ELECT TO RECEIVE FUTURE PROXY MATERIALS AND ANNUAL REPORTS VIA THE INTERNET.

[STARWOOD LOGO]

Vote by Telephone

It’s fast and convenient. Your vote is immediately
confirmed and posted.

USING A TOUCH-TONE PHONE,
CALL THE TOLL-FREE PHONE NUMBER
WHICH APPEARS
ON YOUR VOTING FORM.

JUST FOLLOW THESE FOUR EASY STEPS:

1. Read the accompanying Proxy Statement and voting instruction form.

2. Call the toll-free number shown on the voting instruction form.

3. Enter your 12-digit control number located on your voting instruction form.

4. Follow the simple recorded instructions.

YOUR VOTE IS IMPORTANT!
CALL 24 HOURS A DAY

Vote by Internet

It’s fast and convenient. Your vote is immediately
confirmed and posted. You also can register to
get all future materials by Internet.

GO TO WEB SITE:
WWW.PROXYVOTE.COM

JUST FOLLOW THESE FOUR EASY STEPS:

1. Read the accompanying Proxy Statement and voting instruction form.

2. Go to the Web site, www.proxyvote.com

3. Enter your 12-digit control number located on your voting instruction form.

4. Follow the simple instructions.

YOUR VOTE IS IMPORTANT!
GO TO WWW.PROXYVOTE.COM

IF YOU SUBMIT YOUR PROXY BY TELEPHONE OR INTERNET,
DO NOT RETURN YOUR VOTING INSTRUCTION FORM.
THANK YOU FOR VOTING.